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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 _____________

                                   FORM 8-K
                                 _____________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  September 15, 1999



                                Friedman's Inc.
            (Exact name of registrant as specified in its charter)



         Delaware                    0-22356                   58-20583
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


                              4 West State Street
                           Savannah, Georgia 31401
                   (Address of principal executive offices)

                                 912-233-9333
             (Registrant's telephone number, including area code)




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Item 5. Other Events.

      On September 15, 1999, Friedman's Inc. ("Friedman's") entered into a Credit Agreement (the "Credit Agreement") with a syndicate of banks providing Friedman's a $67,500,000 senior secured revolving credit facility (the "Credit Facility"). The Credit Facility expires in three years and is secured by certain of Friedman's assets. Friedman's used the proceeds from the Credit Facility, together with the proceeds from the repayment by Crescent Jewelers Inc., a Delaware corporation and affiliate of Friedman's ("Crescent"), of Friedman's $25 million investment in Crescent and accrued interest, to repay in full all of its obligations under its then existing credit facilities.

      Also on September 15, 1999, Friedman's executed a Guaranty Agreement (the "Guaranty") in favor of a syndicate of banks pursuant to which Friedman's agreed to guarantee Crescent's obligations under its $112,500,000 senior secured revolving credit facility. As consideration for the Guaranty and pursuant to a Guaranty Fee Agreement, dated September 15, 1999, among Friedman's and Crescent (the "Guaranty Fee Agreement"), Crescent has agreed to make quarterly payments to Friedman's in amounts equal to 2% per annum of the outstanding obligations of Crescent under its credit facility during the preceding fiscal quarter.

      In further consideration of the Guaranty, Crescent also granted Friedman's a warrant to purchase 7,942,904 shares of Crescent's Class A Common Stock (which is non-voting stock and constitutes 50% of Crescent's outstanding capital stock) at an exercise price of $.06295 per share (the "Warrant"). The Warrant contains conventional anti-dilution provisions and incidental registration rights, and provides for the redemption of the Warrant or any shares of Class A Common Stock purchased pursuant to the Warrant at the option of Friedman's upon the occurrence of certain events.

      Friedman's and Crescent are affiliates and Bradley J. Stinn, Chief Executive Officer of Friedman's, is the Chairman and Chief Executive Officer of Crescent. The Credit Agreement, the Guaranty, the Guaranty Fee Agreement and the Warrant, and the transactions contemplated thereby, were approved by a Special Committee of disinterested members of the Board of Directors of Friedman's, supported by an opinion of a financial advisor and the advice of counsel.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      Exhibits:

10.1 Credit Agreement dated as of September 15, 1999, by and between Friedman's Inc., as Borrower, certain subsidiaries and affiliates of Friedman's, as guarantors, the lenders named therein, Bank of America, N.A., as Administrative Agent, and General Electric Capital Corp., as Documentation Agent.
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10.2  Credit Agreement dated as of September 15, 1999, by and between Crescent
      Jeweler's Inc., as Borrower, certain subsidiaries and affiliates of Crescent, as guarantors, the lenders named therein, Bank of America, N.A., as Administrative Agent, and General Electric Capital Corp., as Documentation Agent.

10.3 Guaranty Agreement dated as of September 15, 1999, by Friedman's Inc., in favor of Bank of America N.A., as Administrative Agent and the lenders under the Crescent Jeweler's Inc. Credit Agreement (referenced herein as
      Exhibit 10.2).

10.4 Guaranty Fee Agreement dated as of September 15, 1999, by and between Friedman's Inc. and Crescent Jewelers Inc. and its wholly owned subsidiary Crescent Jewelers.

10.5 Warrant to purchase shares of Class A Common Stock of Crescent Jewelers Inc. dated as of September 15, 1999.

99    Press release dated as of September 16, 1999.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Friedman's Inc.
                                     (Registrant)



Date: September 17, 1999             By: /s/ Victor M. Suglia
                                         --------------------
                                         Victor M. Suglia
                                         Senior Vice President,
                                         Chief Financial Officer,
                                         Treasurer and Secretary

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